UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

TREY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039
(Address of Principal Executive Offices)

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2011 (the “Effective Date”), Trey Resources, Inc., a Delaware corporation (the “Corporation”), entered into a Series A Preferred Stock Purchase Agreement (each a “Preferred Stock Purchase Agreement” and together, the “Preferred Stock Purchase Agreements”) with two accredited investors (each a “Series A Holder” and together, the “Series A Holders”), pursuant to which each Series A Holder was issued one (1) share out of the two (2) authorized shares of Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”).  Each Series A Holder was issued one (1) share of Series A Preferred Stock as partial consideration for such Series A Holder’s agreement to accept a promissory notes (the “Note”), dated April 11, 2011, in the total principal face amount of $275,000, the terms of which are incorporated by reference herein as Exhibit 10.1.

The Series A Preferred Stock has the rights, privileges, preferences and restrictions set for in the Certificate of Designation (the “Certificate of Designation”) filed by the Corporation with the Secretary of State of the State of Delaware (“Delaware Secretary of State”) on May 4, 2011, as more fully described in Item 5.03 below.

Upon each Series A Holder’s receipt of a written demand by the Corporation (the “Mandatory Conversion Notice”), which demand shall not be made any later than January 15, 2012 (unless otherwise mutually agreed by the Corporation and Series A Holders in writing), the Series A Preferred Stock held by each of the Series A Holders shall automatically convert (the “Mandatory Conversion”), without any further action required by the Series A Holders, into that number of shares of Class A Common Stock, par value $.00001 per share (“Class A Common Stock”), as shall constitute, at the time of the Series A Holders’ deemed receipt of the Mandatory Conversion Notice, one percent (1%) of the issued and outstanding shares of Class A Common Stock on a fully diluted basis immediately following the Mandatory Conversion.

The foregoing descriptions of the Notes and the Preferred Stock Purchase Agreements are not intended to be complete and is qualified in its entirety by the complete text of the Form of Note incorporated by reference herein as Exhibit 10.1 and the complete text of the Form of Preferred Stock Purchase Agreement attached herein as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, no advertising or general solicitation was employed in offering, the Company did not undertake an offering in which it sold a high number of securities to a high number of investors, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 3.03 Material Modification to Rights of Security Holders.

As more fully discussed in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.03, on May 4, 2011, the Corporation filed the Certificate of Designation with the Delaware Secretary of the State pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock.  Among other things, each one share of Series A Preferred Stock shall entitle the Series A Holder to voting rights equal to five billion (5,000,000,000) votes of Class A Common Stock.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 1,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. On May 3, 2011 the Board approved by unanimous written consent an amendment to the Corporation’s Certificate of Incorporation to designate the rights and preferences of Series A Preferred Stock. On May 4, 2011, the Corporation filed the Certificate of Designation with the Delaware Secretary of State.  The Series A Preferred Stock is being issued to the Series A Holders as described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.03.

The foregoing description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Incorporation incorporated by reference and attached herein as Exhibit 4.1 to this Current Report on Form 8-k.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

4.1*	Certificate of Designation of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on May 5, 2011

10.1	Form of Promissory (incorporated by reference to Exhibit 10.1 to the Corporation’s Form 8-K filed on April 14, 2011).

10.2	Form of Preferred Stock Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            TREY RESOURCES, INC.

Date: May 12, 2011	By:	/s/Mark Meller
Mark Meller
President, Chief Executive Officer and
Principal Accounting Officer